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                                                                   RECEIVED
                                                                  AUG 3 1998
                                                             Utah Div. of Corp.
                               ARTICLES OF MERGER                Comm. Code

      THESE ARTICLES OF MERGER are made by and between QCMERCO, INC., a Utah corporation governed by the Utah Revised Business Corporation Act ("QCMERCO"), TELECONNECT, INC., a Utah corporation governed by the Utah Revised Business Corporation Act ("TCI"), TELESHARE 900, INC., a Utah corporation governed by the Utah Revised Business Corporation Act ("T 900"), and Q COMM INTERNATIONAL, INC., a Nevada corporation governed by Chapters 78 and 92A of the Nevada Revised Statutes ("QCI").

ARTICLE I. PLAN OF MERGER

      Pursuant to these Articles of Merger, TCI, T900, and QCI are hereby merged into QCMERCO, and QCMERCO will be the surviving corporation. The terms and conditions of the merger are set forth in the Plan of Merger dated July 13, 1998 ("Plan of Merger"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.

ARTICLE II. DIRECTOR APPROVAL

      The Plan of Merger has been duly adopted and approved by the Boards of Directors of QCMERCO, TCI, T900, and QCI in accordance with the laws of the state of Utah.

ARTICLE III. STOCKHOLDER APPROVAL

      QCMERCO has authorized 100 shares of common stock, no par value (the "QCMERCO Common Stock"), of which 100 shares are issued and outstanding and entitled to vote on the merger. Of the issued and outstanding QCMERCO Common Stock, 100 shares were voted for approval of the Plan of Merger by written consent and no shares were voted against approval of the Plan of Merger. The number of votes cast for approval of the Plan of Merger by each voting group of the capital stock of QCMERCO was sufficient for approval by the owners of each such voting group.

      TCI has authorized 10,000 shares of common stock, par value $0.001 per share (the "TCI Common Stock") of which 3,639 shares are issued and outstanding. Of the issued and outstanding TCI Common Stock, 2,990 shares were voted for approval of the Plan of Merger by written consent and no shares were voted against approval of the Plan of Merger. The number of votes cast for approval of the Plan of Merger by each voting group of the capital stock of TCI was sufficient for approval by the owners of each such voting group.

      T 900 has authorized 10,000 shares of common stock, par value $0.001 per share (the "T 900 Common Stock") of which 3,326 shares are issued and outstanding. Of the issued and outstanding T 900 Common Stock, 3,000 shares were voted for approval of the Plan of Merger by written consent and no shares were voted against approval of the Plan of Merger. The number of votes cast for approval of the Plan of Merger by each voting group of the capital stock of T 900 was sufficient for approval by the owners of each such voting group.


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      QCI has authorized 25,000,000 shares of common stock, par value $0.001 per share (the "QCI Common Stock") of which 180,550 shares are issued and outstanding and entitled to vote on the merger. Of the issued and outstanding
QCI Common Stock, 90,300 shares were voted for approval of the Plan of Merger by written consent and no shares were voted against approval of the Plan of Merger. The number of votes cast for approval of the Plan of Merger by each class and series of the capital stock of QCI was sufficient for approval by the owners of each such class and series.

ARTICLE IV. AMENDMENTS TO ARTICLES OF INCORPORATION

      Pursuant to the Plan of Merger, the Articles of Incorporation of QCMERCO as the surviving corporation are hereby amended by deleting Article I of the Articles of Incorporation of QCMERCO and inserting the following in lieu thereof:

      ARTICLE I. NAME

            The name of the Corporation shall be: Q Comm, Inc.

      IN WITNESS WHEREOF, QCMERCO, Inc., Teleconnect, Inc., Teleshare 900, Inc., and Q Comm International, Inc., acting through their respective presidents have executed these Articles of Merger as of the 3rd day of August, 1998.

                                            QCMERCO, INC.


                                            By /s/ Dal Bagley
                                               ---------------------------------
                                               Dal Bagley, President

                                            TELECONNECT, INC.


                                            By /s/ Andrew Wells
                                               ---------------------------------
                                               Andrew Wells, President

                                            TELESHARE 900, INC.


                                            By /s/ Andrew Wells
                                               ---------------------------------
                                               Andrew Wells, President

                                            Q COMM INTERNATIONAL, INC.


                                            By /s/ Andrew Wells
                                               ---------------------------------
                                               Andrew Wells, President


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